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                                                                   Exhibit 23.01



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Symantec Corporation:

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203,
33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694,
33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175, 333-71021,
333-71023, 333-31526, 333-31540, 333-31632, 333-47648, 333-52200, 333-56874,
333-64174, 333-81146, 333-102096 and 333-106173, Form S-4 No. 333-46264 and Form
S-3 Nos. 33-82012, 33-63513 and 333-77072) of our report dated April 26, 2004, except as to Notes 17 and 19, which are as of June 10, 2004, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended March 31, 2004, and the related financial statement schedule, which report appears in the March 31, 2004 annual report on Form 10-K of Symantec Corporation.

Our report refers to the Company's adoption of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.

Our report refers to our audit of the adjustments that were applied and disclosures added to revise the 2002 consolidated financial statements, as more fully described in Notes 4, 16, 17 and 18 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2002 consolidated financial statements other than with respect to such adjustments and disclosures.


                                                                    /s/ KPMG LLP

Mountain View, California
June 10, 2004